UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 11, 2009

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

(617) 491-9700

(Registrant’s telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On June 11, 2009, the Board of Directors (the “Board”) of Momenta Pharmaceuticals, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Bruce L. Downey to serve as a Class I director to hold office until his successor is elected and qualified.  Mr. Downey will serve as a member of the Audit and Compensation Committees of the Board.  The Board also reduced the size of the board from 11 to 10 members.

Mr. Downey has served as a Partner at NewSpring Capital, a venture capital firm, since March 2009.  Through December 2008, Mr. Downey was Chairman and CEO of Barr Pharmaceuticals, Inc., a global specialty pharmaceutical company.  Barr was acquired by Teva Pharmaceuticals in 2008.  Mr. Downey joined Barr Pharmaceuticals, Inc. in 1993 and was appointed Chairman of the Board and Chief Executive Officer in 1994.

There is no arrangement or understanding between Mr. Downey and any other person pursuant to which he was selected as a director of the Company. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is a participant, the amount involved exceeds $120,000, and in which Mr. Downey had, or will have, a direct or indirect material interest.

In connection with Mr. Downey’s appointment and in accordance with the Company’s director compensation program, Mr. Downey was granted an option to purchase 30,000 shares of the Company’s common stock with an exercise price equal to the fair market value of the common stock, which was the last sales price on June 10, 2009, or $8.85 per share.  These options will vest quarterly over the three years following the date of grant, subject to Mr. Downey’s continued service on the Board.  The options were issued under the Company’s 2004 Stock Incentive Plan, as amended, pursuant to the terms and conditions of the Form of Nonstatutory Stock Option Agreement under such Plan. The Company’s form of Nonstatutory Stock Option Agreement was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and is incorporated herein by reference.  As a non-employee director, Mr. Downey will be entitled to annual stock option awards and certain retainer fees in accordance with the Company’s director compensation program.  The Company’s Non-Employee Director Compensation Summary was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: June 11, 2009	By:	/s/ Richard P. Shea

Richard P. Shea Chief Financial Officer (Principal Financial Officer)